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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF
                            BRISTOL HOTELS & RESORTS

                                       AT

                              $9.50 NET PER SHARE

                                       BY
                            BHR NORTH AMERICA, INC.

                    AN INDIRECT, WHOLLY OWNED SUBSIDIARY OF

                                    BASS PLC

                                                                   March 6, 2000

To Brokers, Dealers, Commercial
  Banks, Trust Companies and Other Nominees:

    We have been appointed by BHR North America, Inc., a Delaware corporation (the "Purchaser") and an indirect, wholly owned subsidiary of Bass PLC ("Parent"), to act as Information Agent in connection with its offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Bristol Hotels & Resorts, a Delaware corporation (the "Company"), at $9.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 6, 2000 and the related Letter of Transmittal (which together constitute the "Offer").

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1.  Offer to Purchase dated March 6, 2000;

    2. Letter of Transmittal for your use and for the information of your clients, together with GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 providing information relating to backup federal income tax withholding;

    3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase);

    4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

    5. Return envelope addressed to ChaseMellon Shareholder Services, L.L.C., as the Depositary.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 31, 2000, UNLESS THE OFFER IS EXTENDED.

    The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.
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    In order to accept the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Friday, March 31, 2000.

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          MacKenzie Partners, Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BHR NORTH AMERICA, INC., THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.